Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the HCA Holdings, Inc. Employee Stock Purchase Plan of our reports dated February 26, 2014, with respect to the consolidated financial statements of HCA Holdings, Inc. and the effectiveness of internal control over financial reporting of HCA Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

July 25, 2014